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                                                                    Exhibit 99.2


FOR IMMEDIATE RELEASE

SEEC INVESTOR RELATIONS:
Investor_Relations@seec.com
(412) 893-0300, ext. 490


              SEEC ANNOUNCES EQUITY INVESTMENT FROM KLEINER PERKINS
                                CAUFIELD & BYERS

       Vinod Khosla, General Partner of Kleiner Perkins and Co-Founder of
             Sun Microsystems, Is Named to SEEC Board of Directors

PITTSBURGH, PA., JANUARY 8, 2003--SEEC, Inc. (NASDAQ: SEEC) today announced that it has received an investment of approximately $1.3 million from leading venture capital firm Kleiner Perkins Caufield & Byers to help support the company's future growth and expansion. Vinod Khosla, a General Partner of Kleiner Perkins, has been named to the SEEC, Inc. Board of Directors. Kleiner Perkins received approximately 1.2 million shares of SEEC common stock for their investment.

         Ravi Koka, president and CEO of SEEC, stated, "The companies backed by Kleiner Perkins are a who's-who of enterprise software and Internet infrastructure providers, including Sun Microsystems, Netscape and Juniper Networks. Their investment in SEEC strengthens SEEC's positioning and direction in helping Fortune 1000 companies leverage their existing IT assets to evolve their systems and business processes. Mr. Khosla has had a hand in building some of today's greatest and best-known technology companies, and his addition further strengthens our board and will open new opportunities for SEEC to build alliances with other Kleiner Perkins-backed companies."

         Mr. Khosla was a co-founder of Daisy Systems and founding CEO of Sun Microsystems, where he pioneered open systems and commercial RISC processors. Mr. Khosla also serves on the boards of Juniper Networks, Qwest Communications and others. He holds a Bachelor of Technology in Electrical Engineering from the Indian Institute of Technology in New Delhi, a M.S. in Biomedical Engineering from Carnegie Mellon University, and a M.B.A. from the Stanford Graduate School of Business.

         Mr. Khosla stated, "SEEC is well positioned to capitalize on the trend towards reusing existing IT assets in a Web services architecture with a solid foundation of in-house technology and a growing base of blue-chip customers. The Company is clearly on the right path, and I look forward to

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working with Ravi Koka, president and CEO and the rest of the board and management team to continue to build value for shareholders."

         In a separate news release, SEEC today also announced that it is acquiring the technology, and certain products and customers of Asera, Inc. Please see the separate release at www.seec.com/AseraPR.

ABOUT SEEC, INC.

         SEEC, Inc. (NASDAQ: SEEC) provides software solutions that help insurance, financial services and other companies apply their knowledge and best practices in new ways, evolving their business processes to drive growth and profitability. SEEC's solutions and industry components extend and automate business processes by connecting corporate systems and infrastructure to customers and business partners using XML and Web services technologies, reducing the costs, risks, and time for introducing Web-based business capabilities.

         SEEC's customers include British Telecom, Canada Life, Nationwide and other leading companies throughout the world. Based in Pittsburgh, Pennsylvania, SEEC has offices in Chicago, Illinois, Reading, U.K., and Hyderabad, India, plus alliances with independent software vendors and service providers throughout the world. More information is available at www.seec.com.

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(C)2003 SEEC, Inc.  SEEC product names are trademarks of SEEC, Inc.

This press release contains forward-looking information or statements, which fall within the safe harbor provisions of the Securities Litigation Reform Act of 1996. The information addressed by these statements involves risks and uncertainties that may cause actual results to differ. When used in this release, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," and similar expressions or statements regarding future periods are intended to identify forward-looking information. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events, which by their nature involve substantial risks and uncertainties beyond the Company's control. Such risks include, but are not necessarily limited to, those detailed in the Company's Securities and Exchange Commission filings. All forward-looking statements included in this release are based on information known to SEEC as of the date of this release, and SEEC assumes no obligation to update any such forward-looking statements.